Exhibit 23.2

Kesselman & Kesselman Certified Public Accountants (Isr.) Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Compugen Ltd. of our report dated March 13, 2008 relating to the 2007 financial statements of Keddem Bio-Science, which appears in the Annual Report on Form 20-F for the year ended December 31, 2009, of Compugen Ltd.

/s/ Kesselman & Kesselman
Kesselman & Kesselman
Tel-Aviv, Israel
September 7, 2010